UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of incorporation or	(Commission File Number)	IRS Employer Identification No.)
organization)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan, 48375
(Address of principal executive offices)

888-682-3038
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 5, 2010, the Board of Directors of Mount Knowledge Holdings, Inc, (the “Company”) approved the execution of a definitive agreement (the “Definitive Agreement”), attached hereto as Exhibit 10.1, between the Company and LANGUAGE KEY TRAINING LTD, a British Virgin Islands Corporation, Dirk Haddow, Mark Wood, Chris Durcan and/or Jeff Tennenbaum, individually, (collectively hereinafter referred to as the “Sellers”), and MOUNT KNOWLEDGE HOLDINGS, INC., a Nevada Corporation (the “Company,” and together with the Sellers, collectively hereinafter referred to as the “Parties”). The primary terms and conditions of the Definitive Agreement are as follows:

1. STOCK PURCHASE: The Sellers hereby agreed to sell to the Company, and the Company agreed to purchase from the Sellers, ordinary shares in a private limited company to be newly formed, Language Key Asia Ltd., domiciled in Hong Kong (“LK Asia”), consisting of approximately ninety-five (95%) percent or more of the beneficial ownership of ordinary shares and preferred shares in LK Asia via a newly formed private limited company, Mount Knowledge Asia Ltd., domiciled in Hong Kong (“MTK Asia”), to be owned 100% by the Company for the purposes of facilitating the stock purchase transaction, and subsequent operations. The purpose of LK Asia is to own and hold any and all of the issued shares, including any applicable Warrants, Options, and/or other issued securities of Language Key Corporate Training Solutions Ltd., a Hong Kong company (“LK Training Asia”) and its wholly-owned subsidiary in China, The Language Key China Ltd., a foreign invested enterprise in China (the “China Subsidiary”) and The Language Key Training, Ltd., a Hong Kong company, currently an independent corporation owned by the Sellers which is to be acquired as a wholly-owned subsidiary of LK Training Asia (the “HK Subsidiary”) in the proposed transaction.

Pursuant to the terms of the Definitive Agreement, the Company subscribed for the purchase of Ten Million (10,000,000) shares of Ordinary B Stock of LK Asia (the “LK B Shares”) at a purchase price of $0.10 per share or an aggregate purchase amount of One Million Dollars (US $1,000,000). The Company shall pay the subscription price for the Shares in the form of cash payments over a twelve (12) month period from the date of execution, made payable to Language Key Asia, Ltd.

2. ADDITIONAL CONSIDERATIONS: Upon the execution of the Definitive Agreement, the Company and Sellers mutually agreed to the following:

2.1 Share Purchase and Cancellation Agreement: The Parties agreed that LK Asia shall have the right to purchase from the Sellers a total of Three Hundred One Thousand Two Hundred Eighty-Five (301,285) Ordinary A Shares of the LK Asia (the “LK A Shares”), owned and held by the Sellers, for a total purchase price of Nine Hundred Three Thousand Eight Hundred Fifty-Five and NO/100 Dollars (USD $903,855.00) or $3.00 per share (the “Purchase Price”), of which a portion and/or all of the Purchase Price may be paid in the form of shares of Common Stock of Mount Knowledge Holdings, Inc. (the “MKHD Shares”), in lieu of cash payments.

2.2 Stock Purchase Warrant: The Company agreed to grant LK Asia (and/or LK Entities), the right to purchase, subject to the terms and conditions set forth in the Stock Purchase Warrant Agreement (the “Stock Purchase Warrant Agreement”), up to a total of four hundred eighty thousand (480,000) shares of the Common Stock (the “MKHD Shares”) of Mount Knowledge Holdings, Inc. (the “Warrant”), upon exercise of the Warrant along with presentation of the full purchase price due for such Shares. The purchase price of the Shares is equal to $0.01 per share for an aggregate amount of Four Thousand Eight Hundred Dollars (USD $4,800), subject to restrictions on the number of Shares authorized to be purchased. LK shall have the right to purchase a total of One Hundred Twenty Thousand (120,000) Shares each one hundred eighty (180) days from the date of the first purchase. The Warrant shall be effective at 5:00pm Eastern Time on December 31, 2010 and shall expire at 5:00pm Eastern Time on January 1, 2014. The Warrant is being granted to LK Asia and/or its assigns to be used as employee stock incentives (signing bonus) for key management personnel.

2.3 License Revocation and Assignment: The Parties agreed that Sellers shall cause the cancellation of the trademark licensing royalty agreement with Foxglove International Enterprises Ltd, a British Virgin Islands Corporation (the “Licensor”) and provide a full release as required, as set forth in a license revocation/release agreement, including the assignment to LK Asia the full and unencumbered rights to the “Language Key” name, trademarks, service marks, and any other intellectual property rights owned by Licensor with no limitations and free and clear of any claims against LK Asia, and/or its operation subsidiaries, now or in the future, as set forth in an assignment agreement, of which both agreements shall be drafted and executed on or before October 31, 2010, in exchange for a cash payment from LK Asia in the amount of Sixty-Six Thousand Nine Hundred Sixty Dollars (USD $66,960), due and payable to Foxglove International Enterprises Ltd. (BVI) on the Closing Date.

2.4 Payment of Royalties Owed: The Parties agreed that Foxglove International Enterprises Ltd. a BVI company (the “Licensor”) shall be entitled to receive Royalty Payments from The Language Key Training Ltd., a Hong Kong corporation (a subsidiary of LK Asia), for fiscal years 2008 and 2009 in the amount of Sixty-Five Thousand Seven Hundred and Seventy-Six Dollars (USD $65,776), due and payable in twelve (12) equal payments of Five Thousand Four Hundred Eighty-One and 33/100 Dollars (USD $5,481.33) in the form of cash payments, with the first payment due on or before October 31, 2010 and subsequent monthly payments thereafter.

2.5 Use of Existing Training Content: The Parties agreed that, following the execution of the Definitive Agreement, The Language Key Ltd. (a BVI company) and/or its successor company would be granted a licensing right to use, rework, and/or publish certain existing training content (excluding, content which would be development from the date of the Definitive Agreement) owned and held by The Language Key Training Ltd. (a Hong Kong company) and/or its successor company for a term of eighty-eight (88) years, the terms and conditions of which will be defined in a content licensing agreement to be drafted and executed on or before October 31, 2010.

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Definitive Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.

By: /s/ Daniel A. Carr
Daniel A. Carr
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director